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EXHIBIT 99

JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.01 par value per share, of Sanders Morris Harris Group, Inc. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 26th day of November, 2002.

Investors Strategic Partners I, Ltd.
By:	Hulen Capital Partners, Inc., General Partner
	By:	/s/ JEFFREY A. CUMMER Jeffrey A. Cummer, President
/s/ JEFFREY A. CUMMER Jeffrey A. Cummer
/s/ DWAYNE A. MOYERS Dwayne A. Moyers

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  EXHIBIT 99
JOINT FILING AGREEMENT